As  filed  with  the  Securities and Exchange Commission on August 15,1996.
                                                     Registration  No. 33-




                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       AUTOMATIC DATA PROCESSING, INC.
            (Exact name of registrant as specified in its charter)



                   DELAWARE                               22-1467904
                (STATE OR OTHER                         (I.R.S. EMPLOYER
        JURISDICTION OF INCORPORATION)                 IDENTIFICATION NO.)


                               ONE ADP BOULEVARD
                          ROSELAND, NEW JERSEY 07068
                             PHONE: (201) 994-5000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                      EMPLOYEES' SAVING-STOCK OPTION PLAN
                             (Full title of plan)


                             JAMES B. BENSON, ESQ.
                 CORPORATE VICE PRESIDENT AND GENERAL COUNSEL
                               ONE ADP BOULEVARD
                          ROSELAND, NEW JERSEY 07068
                                (201) 994-5000
                (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                    COPY TO:
                            RICHARD S. BORISOFF, ESQ.
                      PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                             1285 AVENUE OF THE AMERICAS
                              NEW YORK, NEW YORK 10019
                                  (212) 373-3000


                    CALCULATION OF REGISTRATION FEE
                                                 SHARES            PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
                TITLE OF                          TO BE             OFFERING PRICE        AGGREGATE OFFERING       REGISTRATION
         SHARES TO BE REGISTERED               REGISTERED            PER SHARE(1)              PRICE(1)                 FEE

Common Stock, $.10 par value per share          750,000                   $41.75              $31,312,500.00          $10,797.42


(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Common Stock on August 12, 1996 as reported on the New York Stock Exchange.

                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Automatic Data Processing, Inc. (the "Company") as required by Note 1 to Form S-8 and by Rule 428 under the Securities Act of 1933.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

 The following documents filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

    (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1995, December 31, 1995 and March 31, 1996;

     (c) The Company's Current Reports on Form 8-K filed with the Commission on August 31, 1995 and October 27, 1995, as amended by Current Reports on Form 8-K/A filed with the Commission on October 27, 1995 and October 27, 1995, respectively; and

    (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act, filed with the Commission on January 21, 1992, including all amendments and reports filed for the purpose of updating such description.

    All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The validity of the shares of the Company's Common Stock being registered pursuant hereto has been passed upon by James B. Benson, Esq., Corporate Vice President and General Counsel of the Company. Mr. Benson, a full-time employee of the Company, beneficially owns 31,881 shares of the Company's Common Stock.

    The consolidated financial statements of the Company and its subsidiaries contained in the documents incorporated by reference herein have been so incorporated by reference in reliance upon the report thereon of Deloitte &
Touche, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Provision for indemnification of directors and officers is made in Section 145 of the Delaware General Corporation Law.

 Article Fifth, Sections 3 and 4 of the Company's Amended Restated Certificate of Incorporation provide as follows:

    "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the By-laws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

    "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

 Finally, Article XIV, Section 6 of the Company's By-laws provides as follows:

    "Section 6. Indemnification of Directors and Officers and Others: The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Section 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. This indemnification applies to all directors and officers of the Corporation who sit on the boards of non-profit corporations in keeping with the Corporation's philosophy."

    "The Corporation shall indemnify any other person or employee who may have served at the request of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular
 Section 145 thereof) so long as such person or employee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, further, so long as his actions were not in violation of corporate policies and directives."

 As permitted by Section 145 of the General Corporation Law of the State of Delaware and the Company's Certificate and By-Laws, the Company also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of the Company against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.


Item 8.  EXHIBITS.


 4.1  The Company's Employees' Saving-Stock Option Plan
 4.2 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit (3)-#1 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995)
 4.3 By-laws of the Company, as amended (incorporated by reference to Exhibit (3)-#2 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1991)
 4.4 Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.4 to Company's Registration Statement on Form S-3 filed with the Commission on January 21, 1992)
 5.1 Opinion of James B. Benson, Esq. as to the legality of the securities being registered hereby
23.1  Consent of James B. Benson, Esq. (included in Exhibit 5.1)
23.2  Consent of Deloitte & Touche LLP


Item 9.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on the 14th day of August, 1996.

                              AUTOMATIC DATA PROCESSING, INC.
                                        (Registrant)



                              By   /s/ ARTHUR F. WEINBACH
                                 ----------------------------------
                                 Arthur F. Weinbach
                                 President and Chief Executive Officer



 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                           TITLE                               DATE


  /S/ ARTHUR F. WEINBACH            President and Chief                       August 14, 1996
    (Arthur F. Weinbach)            Executive Officer
                                    (Principal Executive Officer)

  /S/ RICHARD J. HAVILAND           Vice President, Finance (Principal        August 14, 1996
    (Richard J. Haviland)           Financial Officer)


  /S/ JOSH S. WESTON                Chairman of the Board                     August 14, 1996
    (Josh S. Weston)


  /S/ GARY C. BUTLER                Director                                  August 14, 1996
    (Josh S. Weston)


 /S/ JOSEPH A. CALIFANO, JR.        Director                                  August 14, 1996
    (Joseph A. Califano, Jr.)



 /S/ LEON G. COOPERMAN              Director                                  August 14, 1996
    (Leon G. Cooperman)


                                    Director                                  August 14, 1996
    (George H. Heilmeier)


 /S/ ANN DIBBLE JORDAN              Director                                  August 14, 1996
    (Ann Dibble Jordan)


  /S/ HARVEY M. KRUEGER             Director                                  August 14, 1996
    (Harvey M. Krueger)


                                    Director                                  August 14, 1996
    (Charles P. Lazarus)


                                    Director                                  August 14, 1996
    (Frederic V. Malek)


  /S/ HENRY TAUB                    Director                                  August 14, 1996
    (Henry Taub)


                                    Director                                  August 14, 1996
    (Laurence A. Tisch)

